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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT



Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that the Statement on
Schedule 13D, to which this exhibit is attached, is filed on its behalf.

Dated: July 2, 2003


                                        /s/  Paul M. Montrone
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                                        Paul M. Montrone

                                        PMM GK INVESTMENT LLC


                                        By: /s/  Paul M. Montrone
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                                            Paul M. Montrone, as Manager


                                        /s/  Sandra G. Montrone
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                                        Sandra G. Montrone


                                        SEWALL ASSOCIATES FAMILY, L.P.


                                        By: /s/  Paul M. Montrone
                                            ------------------------------------
                                            Paul M. Montrone, as General Partner